SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2005

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York 11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (718) 782-6200

None
(Former name or former address, if changed since last report)

Item 8.01 Other Events.

This Current Report on Form 8-K contains a number of forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements may be identified by use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following:

•	the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control;
•	there may be increases in competitive pressure among financial institutions or from non-financial institutions;
•	changes in the interest rate environment may reduce interest margins;
•	changes in deposit flows, loan demand or real estate values may adversely affect the business of the Bank;
•	changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently;
•	changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations;
•
general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates;

•	legislation or regulatory changes may adversely affect the Company’s business;
•	technological changes may be more difficult or expensive than the Company anticipates;
•	success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; or
•
litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates.

The Company has no obligation to update any forward-looking statements to reflect events or circumstances after the date of this document.

On May 17, 2005, Dime Community Bancshares, Inc. and subsidiaries (the "Company') completed the open market sale of $276 million of portfolio securities, primarily mortgage backed securities ("MBS") and collateralized mortgage obligations ("CMOs").

The Transaction. The Company sold $276 million of securities, representing 48% of the total securities portfolio as of March 31, 2005, having a yield of 3.62%, and an estimated average duration of 2.4 years. Upon completing the transaction, the average estimated duration of the Company's securities portfolio declined to approximately 2.3 years, with an average yield of 3.81%. The cash proceeds received from the sale will be reinvested initially in overnight funds and other short-term investments with an average yield approximating 3.10%.

The Benefit. In today’s climate of rising short-term interest rates, this transaction creates overnight liquidity on the balance sheet of approximately 10% of earning assets with a relatively small impact to current income. As initially completed, the transaction reduces both duration risk and the potential for further reduction to stockholders' equity associated with the mark-to-market accounting on the securities disposed.

The one-year GAP, which approximated negative 26% at March 31, 2005, improved to approximately negative 19% immediately following the transaction.

The transaction would become accretive to future earnings under the following scenarios: 1) short-term interest rates continue to rise and the liquidity generated from the sale is regularly reinvested in short-term investments and overnight funds with an average yield in excess of 3.62%; or 2) the liquidity generated from the sale is reinvested in multifamily residential and commercial loans with yields that currently exceed 5.0%.

Cost. The Company will incur a $5.2 million pre-tax charge, which will reduce after-tax earnings per share by 9 cents in the quarter ending June 30, 2005.

Timing. The Federal Open Market Committee (the "Fed") has been clear about its intentions to continue to raise the federal funds rate at a measured pace this year. In the Company's view, the Fed's resolve places a premium on short-term liquidity. Further, the Company expects that the only way the value of the securities sold would increase is if longer-term interest rates declined from current levels. However, the Company believes that longer-term interest rates are more likely to increase than decline, and, as a result, the market value of the securities, if held, would continue to decline. Therefore, the Company entered into this transaction in order to take advantage of the current flatness of the yield curve, which has created this favorable environment to restructure.

Use of Proceeds. The Company's intention is to hold the cash proceeds from the sale in federal funds and other short-term investments while the Fed continues to raise short-term rates. However, a portion of the proceeds could be deployed for other funding needs, for example to fund multifamily and commercial real estate loans at rates well in excess of current overnight rates.

Capital and Leverage. This transaction will have minimal impact on the Company’s tangible capital and no impact upon total stockholders' equity since the mark-to-market adjustment on the securities sold was previously included in the calculation of total stockholders' equity. As of March 31, 2005, the Company’s consolidated tangible capital ratio was 7.01% and the ratio of stockholders' equity to total assets was 8.39%.

Purpose. The Company considers the transaction to be prudent balance sheet management in what it continues to believe is a rising interest rate environment. The Company views its investment portfolio primarily as a source of liquidity rather than yield. Therefore, the Company tends to invest in low average life and short tranche MBS and CMOs. It is for this reason that this relatively large transaction could be effected at this time for a relatively small after-tax charge.

Risk. There is a risk that short-term interest rates could move lower in the near term, which might temporarily mitigate some of the benefit to be derived from this transaction.

Capital and Leverage. This transaction will have minimal impact on the Company’s tangible capital and no impact upon total stockholders' equity since the mark-to-market adjustment on the securities sold is included in the calculation of total stockholders' equity. As of March 31, 2005, the Company’s consolidated tangible capital ratio was 7.01% and the ratio of stockholders' equity to total assets was 8.39%.

Purpose. By entering into this transaction, the Company is attempting to effect prudent balance sheet management in what it continues to believe is a rising interest rate environment. The Company views its investment portfolio primarily as a source of liquidity rather than yield. Therefore, the Company tends to invest in low average life and short tranche MBS and CMOs. It is for this reason that this relatively large transaction could be effected at this time for a relatively small after-tax penalty.

Risk. There is a risk that short-term interest rates could move lower in the near term, which might temporarily mitigate some of the benefit to be derived from this transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

/s/ KENNETH J. MAHON
By: ___________________________________________
Kenneth J. Mahon
Executive Vice President and Chief Financial Officer

Dated: May 18, 2005